EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement, on Form S-3 (Registration No. 333-11521-99), relating to CH Energy Group, Inc.'s Stock Purchase Plan, of our report dated January 28, 2000 appearing in this Annual Report on Form 10-K for the year ended December 31, 1999.






New York, New York
March 1, 2000